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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):        April 21, 1999
                                                         --------------



                      COMMODORE APPLIED TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)



  Delaware                             1-11871                11-3312952
  --------                             -------                ----------
 (State or other jurisdiction        (Commission           (I.R.S. Employer
  of incorporation)                  File Number)          Identification No.)


   150 EAST 58TH STREET, SUITE 3400
   NEW YORK, NEW YORK                                          10155
   ----------------------------------------                 ----------
   (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:  (212) 308-5800
                                                     --------------

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          (Former Name or Former Address, if Changed Since Last Report)


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                           CURRENT REPORT ON FORM 8-K

                      COMMODORE APPLIED TECHNOLOGIES, INC.

                                 APRIL 21, 1999


ITEM 5.  OTHER EVENTS.

          On April 21, 1999, Commodore Applied Technologies, Inc., a Delaware corporation (the "Company"), executed a definitive agreement to initially acquire a 50% interest in Global Energy Investors, LLC ("Global"). The definitive agreement was later ratified by the Company's Board of Directors on May 4, 1999. Global's business involves identifying profitable, existing power plants in emerging market countries, purchasing them and operating and/or expanding them. Additionally, Global identifies unmet predictable needs for power and works with governments to modernize existing plants or to develop, own and operate new plants. Global also has plans to focus on the acquisition and operation of nuclear plants in the United States. Global's principal officers include Robert C. McFarlane, the former National Security Advisor to President Ronald Reagan, and Robert Traylor, a 40-year veteran in the nuclear industry.

          Under the terms of the definitive agreement, the Company will acquire a 50% interest in Global in exchange for 50,000 shares of newly-created Series E Convertible Preferred Stock (the "Convertible Preferred Stock") and $2.5 million in cash. The Convertible Preferred Stock will have a conversion price of $0.50 per share, will be non-dividend bearing and Global will be obligated to convert the Convertible Preferred Stock into the Company's common stock upon the earlier of March 31, 2001 or when the Company's common stock trades above $.50 per share for twenty days. Each share of the Convertible Preferred Stock is convertible upon the raising of $10.0 million in new working capital for the Company, $2.5 million of which is intended to be utilized as part of the purchase price for the Company's 50% interest in Global. Under the definitive agreement, the Company must raise $10 million in new working capital by August 31, 1999. In the event the Company fails to raise the additional working capital by August 31, 1999, either the Company or Global may terminate the definitive agreement.

          Upon completion of the Company's acquisition of 50% of Global, the Company expects to elect Mr. McFarlane, as Chairman of the Board of the Company and Messrs. Traylor and Paul E. Hannesson, as Vice Chairmen of the Company.

          The Company also has the right and will be obligated to acquire the remaining 50% interest of Global for 12.5 million shares of the Company's common stock at such time that the Company's common stock trades for at least $2.00 per share for 20 consecutive trading days. The Company's right and obligation to acquire the remaining 50% of Global will expire if the Company's common stock does not trade for at least
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$2.00 for 20 consecutive trading days within three years of the date of the definitive agreement.

          The information set forth above is qualified in its entirety by reference to: (i) the Limited Liability Company Investment and Membership Purchase Agreement, dated April 21, 1999, a copy of which is attached hereto as
EXHIBIT 99.1; and (ii) the Press Release, dated May 10, 1999, of the Company, a copy of which is attached hereto as EXHIBIT 99.2.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Not Applicable.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Not Applicable.

         (c)      EXHIBITS.

EXHIBIT NO.                    DESCRIPTION
-----------                    -----------

99.1 Limited Liability Company Investment and Membership Purchase Agreement, dated April 21, 1999.

99.2     Press Release, dated May 10, 1999.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                               COMMODORE APPLIED
                               TECHNOLOGIES, INC.


Date: May 14, 1999             By: /s/ James M. Deangelis
                                   -----------------------
                               James M. DeAngelis, Treasurer






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                                  EXHIBIT INDEX


EXHIBIT NO.                  DESCRIPTION
-----------                  -----------


99.1 Limited Liability Company Investment and Membership Purchase Agreement, dated April 21, 1999.

99.2     Press Release, dated May 10, 1999.